Exhibit 99.1

Independent Bank Corp. Reports First Quarter Net Income of $11.2 Million

Solid Asset Quality Trends and Continued Strong Loan Growth Drive Performance

ROCKLAND, Mass.--(BUSINESS WIRE)--April 14, 2011--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $11.2 million for the first quarter of 2011, or $0.52 on a diluted earnings per share basis. The results of the first quarter 2011 represent an increase of $0.08, or 18.2%, on a diluted earnings per share basis as compared to the first quarter of 2010. As compared to the linked quarter, the diluted earnings per share results for the first quarter declined, as is typical for the Company, by $0.04, or 7.1%, primarily due to seasonality and the timing of certain revenue and expense items.

Christopher Oddleifson, the President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “I’m pleased that Rockland Trust has had such a strong start to 2011. We continue to build upon the momentum created by our extraordinary 2010. Commercial and home equity lending continues to drive our growth, and we remain focused on increasing our core customer base. Rockland Trust’s products, services, and commitment to the markets we serve position us well for another solid year.”

BALANCE SHEET

Total assets of $4.6 billion at March 31, 2011 are down slightly from the prior quarter.

Total loans grew to $3.6 billion at March 31, 2011, an increase of $72.7 million, or 2.0%, compared with the prior quarter, or 8.3% on an annualized basis. The Company sustained growth in its commercial and industrial loan portfolio, which increased by $5.9 million, or 1.2%, in the first quarter, as the Company continued to add high-quality customers and expand existing relationships. Commercial real estate loan generation remained healthy, as the portfolio increased by $53.2 million, or 3.1%. The home equity portfolio also exhibited continued growth, rising $40.4 million, or 7.0%. Residential real estate loans declined by $11.8 million, or 2.5%, as loans refinanced into longer-term, fixed-rate loans, which are not commonly held in portfolio by the Company.

Total deposits decreased by $42.9 million, or 1.2%, during the quarter ended March 31, 2011. Core deposits were lower by $24.5 million, or 0.8%, driven by seasonality in the Company’s deposit base. The Company’s emphasis on lower cost core deposits has led to a steady reduction in time deposits which declined by $18.4 million, or 2.7%, in the first quarter. Core deposits to total deposits rose to 81.2% and the total cost of deposits continued to decline to 0.40% for the current quarter, down 5 basis points from the prior period.

Securities remained relatively flat quarter over quarter at $589.2 million. The Company purchased mortgage-backed securities to replace runoff of existing securities during the quarter.

Stockholders’ equity at March 31, 2011 increased by 2.6% to $448.0 million as compared to the level at December 31, 2010. The Tier 1 leverage capital ratio at March 31, 2011 rose to 8.5% from 8.2% in the prior quarter, maintaining the Company’s well-capitalized position.

NET INTEREST INCOME

Net interest income of $41.5 million was up from the prior quarter. The net interest margin in the first quarter of 2011 expanded to 4.02%, compared to 3.91% in the linked quarter period due largely to lower funding costs, as well as a reduction in the Company’s overnight cash position.

NON-INTEREST INCOME

The Company recorded non-interest income of $12.6 million during the first quarter of 2011 which represents a $1.7 million, or 11.7%, decrease from the prior quarter. The change in non-interest income is composed of the following:

  Interchange and ATM fees increased by $229,000, or 15.6%, due primarily to the reclassification of certain net interchange revenue between interchange revenue and other non-interest expense. Previously, the net amount was recorded in noninterest expense.
  Wealth management revenue increased by $261,000, or 8.8%. Assets under management in the wealth management division rose to $1.6 billion at March 31, 2011, an increase of $74.3 million compared to December 31, 2010.
  Mortgage banking income decreased by $903,000, due to reduced volume. The balance of the mortgage servicing rights asset was $1.6 million and represented 64 basis points of the servicing portfolio at March 31, 2011.
  Other non-interest income decreased by $1.0 million, or 34.3%, mainly due to fee revenue in the prior period associated with loan level interest rate derivatives.

NON-INTEREST EXPENSE

The Company recorded non-interest expense of $36.5 million in the first quarter of 2011, a decrease of $206,000, or 0.6%, when compared to the quarter ended December 31, 2010. Significant changes of non-interest expense included the following:

  Occupancy and equipment increased $632,000, or 16.0% primarily due to costs related to snow removal.
  Other non-interest expense decreased by $816,000, or 8.6%, which is primarily attributable to lower credit-related loan workout expenses of $727,000.

The Company generated a return on average assets and a return on average common equity in the first quarter of 2011 of 0.98% and 10.24%, respectively, as compared to 1.01% and 10.85% for the quarter ended December 31, 2010.

ASSET QUALITY

The Company experienced continued solid asset quality trends during the quarter. Net charge-offs decreased to $2.0 million, or 0.23% on an annualized basis of average loans, for the first quarter of 2011 compared to $2.9 million, or 0.33% for the quarter ended December 31, 2010. The provision for loan losses was $2.2 million and $3.6 million for the quarters ended March 31, 2011 and December 31, 2010, respectively. Nonperforming loans increased slightly to $23.4 million, or 0.64% of total loans at March 31, 2011, from $23.1 million, or 0.65% of total loans at December 31, 2010. Delinquency as a percent of loans was 1.19% at March 31, 2011 compared to 1.11% at December 31, 2010.

The allowance for loan losses was $46.4 million at March 31, 2011, compared with the prior quarter level of $46.3 million. The Company’s allowance for loan losses was 1.28%, as a percentage of total loans at March 31, 2011, compared to 1.30%, at December 31, 2010.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Friday, April 15, 2011. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-877-317-6789 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Pass code: 449867. The web cast replay will be available until April 15, 2012.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has $4.6 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management does not believe are related to its core banking business, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by gains or losses which management deems not to be core to the Company’s operations. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands)

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	March 2011 vs.	March 2011 vs.
	2011	2010	2010	Dec. 2010	March 2010

Assets
Cash and Due From Banks	$49,242	$42,112	$60,824	16.93%	-19.04%
Interest Earning Deposits with Banks	17,042	119,170	158,231	-85.70%	-89.23%
Fed Funds Sold and Short Term Investments	417	-	-	100.00%	100.00%
Securities
Trading Assets	8,521	7,597	7,399	12.16%	15.16%
Securities Available for Sale	341,362	377,457	473,515	-9.56%	-27.91%
Securities Held to Maturity	239,305	202,732	91,059	18.04%	162.80%
Total Securities	589,188	587,786	571,973	0.24%	3.01%

Loans Held for Sale	8,643	27,917	7,570	-69.04%	14.17%
Loans
Commercial and Industrial	508,839	502,952	387,785	1.17%	31.22%
Commercial Real Estate	1,770,324	1,717,118	1,645,251	3.10%	7.60%
Commercial Construction	123,428	129,421	167,161	-4.63%	-26.16%
Small Business	80,817	80,026	81,696	0.99%	-1.08%
Total Commercial	2,483,408	2,429,517	2,281,893	2.22%	8.83%
Residential Real Estate	462,110	473,936	539,709	-2.50%	-14.38%
Residential Construction	3,256	4,175	7,732	-22.01%	-57.89%
Consumer - Home Equity	619,727	579,278	484,413	6.98%	27.93%
Total Consumer Real Estate	1,085,093	1,057,389	1,031,854	2.62%	5.16%
Total Other Consumer	59,873	68,773	98,045	-12.94%	-38.93%
Total Loans	3,628,374	3,555,679	3,411,792	2.04%	6.35%
Less - Allowance for Loan Losses	(46,444)	(46,255)	(45,278)	0.41%	2.58%
Net Loans	3,581,930	3,509,424	3,366,514	2.07%	6.40%
Federal Home Loan Bank Stock	35,854	35,854	35,854	0.00%	0.00%
Bank Premises and Equipment	46,481	45,712	44,850	1.68%	3.64%
Goodwill and Core Deposit Intangible	141,951	141,956	143,371	0.00%	-0.99%
Other Assets	175,035	185,807	158,020	-5.80%	10.77%
Total Assets	$4,645,783	$4,695,738	$4,547,207	-1.06%	2.17%

Liabilities and Stockholders' Equity
Deposits
Demand Deposits	$837,705	$842,067	$720,246	-0.52%	16.31%
Savings and Interest Checking Accounts	1,348,242	1,375,254	1,170,194	-1.96%	15.22%
Money Market	724,203	717,286	719,761	0.96%	0.62%
Time Certificates of Deposit	674,776	693,176	863,652	-2.65%	-21.87%
Total Deposits	3,584,926	3,627,783	3,473,853	-1.18%	3.20%
Borrowings
Federal Home Loan Bank Borrowings	277,285	302,414	327,807	-8.31%	-15.41%
Fed Funds Purchased and Assets Sold
Under Repurchase Agreements	184,738	168,119	184,436	9.89%	0.16%
Junior Subordinated Debentures	61,857	61,857	61,857	0.00%	0.00%
Subordinated Debentures	30,000	30,000	30,000	0.00%	0.00%
Other Borrowings	2,838	3,044	2,873	-6.77%	-1.22%
Total Borrowings	556,718	565,434	606,973	-1.54%	-8.28%
Total Deposits and Borrowings	4,141,644	4,193,217	4,080,826	-1.23%	1.49%
Other Liabilities	56,154	66,049	48,157	-14.98%	16.61%
Stockholders' Equity
Common Stock	212	210	209	0.95%	1.44%
Additional Paid in Capital	230,581	226,708	225,373	1.71%	2.31%
Retained Earnings	217,443	210,320	190,064	3.39%	14.41%
Accumulated Other Comprehensive Income/(Loss), Net of Tax	(251)	(766)	2,578	-67.23%	-109.74%
Total Stockholders' Equity	447,985	436,472	418,224	2.64%	7.12%
Total Liabilities and Stockholders' Equity	$4,645,783	$4,695,738	$4,547,207	-1.06%	2.17%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
				% Change	% Change
	March 31,	December 31,	March 31,	March 2011 vs.	March 2011 vs.
	2011	2010	2010	Dec. 2010	March 2010

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$17	$71	$24	-76.06%	-29.17%
Interest and Dividends on Securities	5,606	5,827	6,671	-3.79%	-15.96%
Interest on Loans	43,216	43,797	44,047	-1.33%	-1.89%
Interest on Loans Held for Sale	119	276	106	-56.88%	12.26%
Total Interest Income	48,958	49,971	50,848	-2.03%	-3.72%
INTEREST EXPENSE
Interest on Deposits	3,485	4,029	5,939	-13.50%	-41.32%
Interest on Borrowed Funds	4,000	4,553	4,699	-12.15%	-14.88%
Total Interest Expense	7,485	8,582	10,638	-12.78%	-29.64%
Net Interest Income	41,473	41,389	40,210	0.20%	3.14%
Less - Provision for Loan Losses	2,200	3,575	4,650	-38.46%	-52.69%
Net Interest Income after Provision for Loan Losses	39,273	37,814	35,560	3.86%	10.44%
NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,959	4,057	3,131	-2.42%	26.45%
Interchange and ATM Fees	1,702	1,473	1,090	15.55%	56.15%
Wealth Management	3,216	2,955	2,728	8.83%	17.89%
Mortgage Banking Income	1,047	1,950	1,000	-46.31%	4.70%
BOLI Income	706	839	721	-15.85%	-2.08%
Other-Than-Temporary Impairment Losses on Available-for-Sale Debt Securities:
Gross Change on Write-Down of Certain Investments to Fair Value	249	172	180	44.77%	38.33%
Less: Portion of Other-Than-Temporary Impairment Recognized in Other Comprehensive Income	(289)	(238)	(358)	21.43%	-19.27%
Net Impairment Losses Recognized in Earnings on Available-for-Sale Debt Securities	(40)	(66)	(178)	-39.39%	-77.53%
Other Non-Interest /Income	2,008	3,055	1,558	-34.27%	28.88%
Total Non-Interest Income	12,598	14,263	10,050	-11.67%	25.35%
NON-INTEREST EXPENSE
Salaries and Employee Benefits	20,252	20,322	18,464	-0.34%	9.68%
Occupancy and Equipment Expenses	4,575	3,943	4,135	16.03%	10.64%
Data Processing and Facilities Management	1,638	1,578	1,294	3.80%	26.58%
FDIC Assessment	1,291	1,303	1,321	-0.92%	-2.27%
Other Non-Interest Expense	8,726	9,542	8,374	-8.55%	4.20%
Total Non-Interest Expense	36,482	36,688	33,588	-0.56%	8.62%
INCOME BEFORE INCOME TAXES	15,389	15,389	12,022	0.00%	28.01%
PROVISION FOR INCOME TAXES	4,201	3,551	2,795	18.30%	50.30%
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$11,188	$11,838	$9,227	-5.49%	21.25%

BASIC EARNINGS PER SHARE	$0.53	$0.56	$0.44	-5.36%	20.45%
DILUTED EARNINGS PER SHARE	$0.52	$0.56	$0.44	-7.14%	18.18%
BASIC AVERAGE SHARES	21,298,257	21,208,509	20,937,589
DILUTED AVERAGE SHARES	21,344,339	21,238,482	21,008,422

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	4.02%	3.91%	4.08%
Return on Average Assets	0.98%	1.01%	0.84%
Return on Average Common Equity	10.24%	10.85%	8.95%

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS (GAAP)	$11,188	$11,838	$9,227	-5.49%	21.25%

NET OPERATING EARNINGS	$11,188	$11,838	$9,227	-5.49%	21.25%

Diluted Earnings Per Share, on an Operating Basis	$0.52	$0.56	$0.44	-7.14%	18.18%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited - Dollars in Thousands, Except Per Share Data)

RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
	Three Months Ended
				% Change	% Change
	March 31,	December 31,	March 31,	March 2011 vs.	March 2011 vs.
	2011	2010	2010	Dec. 2010	March 2010

Non-Interest Income GAAP	$12,598	$14,263	$10,050	-11.67%	25.35%
Add - Other-Than-Temporary-Impairment on Securities	40	66	178	-39.39%	-77.53%
Non-Interest Income as Adjusted	$12,638	$14,329	$10,228	-11.80%	23.56%

Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2011 and 2010 as indicated by the table above. In an effort to provide investors with information regarding the Company's results, the Company has disclosed the following non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

ASSET QUALITY	Nonperforming Assets			Net Charge-Offs
	For the Period Ending			For the Three Months Ending
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2011	2010	2010	2011	2010	2010

Nonperforming Loans
Commercial & Industrial Loans	$3,011	$3,123	$7,252	$686	$1,037	$527
Small Business Loans	617	887	1,294	238	495	251
Commercial Real Estate Loans	9,229	9,836	23,645	602	594	198
Residential Real Estate Loans	7,299	6,728	8,092	122	46	135
Installment Loans - Home Equity	2,589	1,756	948	74	378	234
Installment Loans - Other	652	778	609	289	388	388
Total Nonperforming Loans / Total Net Charge-offs	$23,397	$23,108	$41,840	$2,011	$2,938	$1,733
Non-Accrual Securities	1,054	1,051	899
Other Assets in Possession	59	61	98
Other Real Estate Owned	9,346	7,273	5,990
Nonperforming Assets	$33,856	$31,493	$48,827

Nonperforming Loans/Gross Loans	0.64%	0.65%	1.23%
Allowance for Loan Losses/Nonperforming Loans	198.50%	200.17%	108.22%
Gross Loans/Total Deposits	101.21%	98.01%	98.21%
Allowance for Loan Losses/Total Loans	1.28%	1.30%	1.33%

Net charge-offs to average loans (quarter annualized)				0.23%	0.33%	0.21%

	QTD
	March 31,
Nonperforming Assets Reconciliation	2011
Nonperforming Assets Beginning Balance	$31,493
New to Nonperforming	9,046
Loans Charged-Off	(2,484)
Loans Paid-Off	(1,934)
Loans Transferred to Other Real Estate Owned/Other Assets	(3,061)
Loans Restored to Accrual Status	(1,116)
New to Other Real Estate Owned	3,061
Sale of Other Real Estate Owned	(457)
Other	(692)
Nonperforming Assets Ending Balance	$33,856

	March 31,	December 31,	March 31,
Financial Ratios	2011	2010	2010
Book Value per Common Share	$20.93	$20.57	$19.76
Tangible Common Book Value per Share (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	$15.26	$14.86	$13.97
Tangible Common Capital/Tangible Assets	6.79%	6.47%	6.24%
Tangible Common Capital/Tangible Asset (proforma to include the tax deductibility of goodwill and exclude impact of CPP) - Non-GAAP	7.22%	6.89%	6.68%

Capital Adequacy
Tier one leverage capital ratio (1)	8.48%	8.19%	8.06%
Tier one common ratio (1)	8.81%	8.61%	8.29%
(1) Estimated number for March 31, 2011

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA	Three Months Ended
	March 31, 2011			December 31, 2010			March 31, 2010
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate
	(Unaudited - Dollars in Thousands)

Interest-Earning Assets:
Interest Earning Deposits with Banks, Federal Funds Sold, and Short Term Investments	$27,652	$17	0.25%	$113,325	$71	0.25%	$23,144	$24	0.42%
Securities:
Trading Assets	8,124	63	3.15%	7,469	80	4.25%	6,800	60	3.58%
Taxable Investment Securities	568,933	5,430	3.87%	588,797	5,627	3.79%	568,550	6,409	4.57%
Non-taxable Investment Securities (1)	10,175	191	7.61%	10,816	203	7.45%	19,111	342	7.26%
Total Securities:	587,232	5,684	3.93%	607,082	5,910	3.86%	594,461	6,811	4.65%
Loans Held for Sale	14,190	119	3.40%	34,252	276	3.20%	7,125	106	6.03%
Loans
Commercial and Industrial	500,202	5,401	4.38%	486,845	5,405	4.40%	377,855	4,248	4.56%
Commercial Real Estate	1,749,292	23,197	5.38%	1,667,304	23,384	5.56%	1,630,944	23,258	5.78%
Commercial Construction	123,501	1,410	4.63%	136,831	1,540	4.47%	171,535	2,076	4.91%
Small Business	80,286	1,179	5.96%	79,863	1,190	5.91%	82,476	1,217	5.98%
Total Commercial	2,453,281	31,187	5.16%	2,370,843	31,519	5.27%	2,262,810	30,799	5.52%
Residential Real Estate	468,146	5,399	4.68%	490,439	5,810	4.70%	548,533	6,765	5.00%
Residential Construction	3,712	44	4.81%	4,842	59	4.83%	9,102	118	5.26%
Consumer - Home Equity	601,624	5,622	3.79%	542,979	5,229	3.82%	478,324	4,522	3.83%
Total Consumer Real Estate	1,073,482	11,065	4.18%	1,038,260	11,098	4.24%	1,035,959	11,405	4.46%
Total Other Consumer	64,066	1,229	7.78%	72,781	1,412	7.70%	105,140	2,012	7.76%
Total Loans	3,590,829	43,481	4.91%	3,481,884	44,029	5.02%	3,403,909	44,216	5.27%
Total Interest-Earning Assets	$4,219,903	$49,301	4.74%	$4,236,543	$50,286	4.71%	$4,028,639	$51,157	5.15%
Cash and Due from Banks	52,023			55,541			66,405
Federal Home Loan Bank Stock	35,854			35,854			35,854
Other Assets	320,658			331,791			304,200
Total Assets	$4,628,438			$4,659,729			$4,435,098
Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$1,289,201	$760	0.24%	$1,271,639	$876	0.27%	$1,056,156	$1,184	0.45%
Money Market	723,946	785	0.44%	736,700	866	0.47%	702,390	1,320	0.76%
Time Deposits	672,893	1,940	1.17%	721,970	2,287	1.26%	889,449	3,435	1.57%
Total interest-bearing deposits:	$2,686,040	$3,485	0.53%	$2,730,309	$4,029	0.59%	$2,647,995	$5,939	0.91%
Borrowings:
Federal Home Loan Bank Borrowings	$335,457	$1,910	2.31%	$306,075	$2,391	3.10%	$340,301	$2,432	2.90%
Federal Funds Purchased and Assets Sold
Under Repurchase Agreement	178,185	651	1.48%	182,501	693	1.51%	184,624	830	1.82%
Junior Subordinated Debentures	61,857	904	5.93%	61,857	922	5.91%	61,857	902	5.91%
Subordinated Debentures	30,000	535	7.23%	30,000	547	7.23%	30,000	535	7.23%
Other Borrowings	2,761	-	0.00%	3,093	-	0.00%	2,360	-	0.00%
Total Borrowings:	608,260	4,000	2.67%	583,526	4,553	3.10%	619,142	4,699	3.08%
Total Interest-Bearing Liabilities	$3,294,300	$7,485	0.92%	$3,313,835	$8,582	1.03%	$3,267,137	$10,638	1.32%
Demand Deposits	831,032			841,440			702,833

Other Liabilities	59,791			71,785			47,020
Total Liabilities	$4,185,123			$4,227,060			$4,016,990
Stockholders' Equity	443,315			432,669			418,108
Total Liabilities and Stockholders' Equity	$4,628,438			$4,659,729			$4,435,098

Net Interest Income		$41,816			$41,704			$40,519

Interest Rate Spread (2)			3.82%			3.68%			3.83%

Net Interest Margin (3)			4.02%			3.91%			4.08%

Supplemental Information:
Total Deposits, including Demand Deposits	$3,517,072	$3,485		$3,571,749	$4,029		$3,350,828	$5,939
Cost of Total Deposits			0.40%			0.45%			0.72%
Total Funding Liabilities, including Demand Deposits	$4,125,332	$7,485		$4,155,275	$8,582		$3,969,970	$10,638
Cost of Total Funding Liabilities			0.74%			0.82%			1.09%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $343, 315, and $309 for the three months ended March 31, 2011, December 31, 2010, and March 31, 2010, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer